                                                                   PRESS RELEASE

                                                 Contact:        Dale W. Wilhelm
                                                     Vice President & Controller
                                                                  (281) 243-3000
--------------------------------------------------------------------------------
                               NYSE SYMBOL: MRL

   MARINE DRILLING COMPANIES, INC. ANNOUNCES 3rd QUARTER FINANCIAL RESULTS

SUGAR LAND, TEXAS, OCTOBER 25, 2000--Marine Drilling Companies, Inc. (the "Company") (NYSE: MRL) today reported third quarter 2000 net income of $15.6 million, or $0.26 per share on a fully diluted basis, on revenues of $72.5 million, compared to a net income of $2.9 million, or $0.05 per share, on revenues of $35.3 million for the same period in 1999. Average daily revenue and rig utilization for the quarter ended September 30, 2000 increased to $48,306 per operating day and 93%, respectively compared to $33,204 per operating day and 71%, respectively for the third quarter of 1999.

For the nine months ended September 30, 2000, the net income was $28.3 million, or $0.48 per share on a fully diluted basis, on $183.9 million of revenue versus a net loss of $8.6 million, or $0.16 per share, on revenues of $70.6 million for the corresponding period in 1999.

Jan Rask, president and chief executive officer of Marine, said, "We are very pleased with our third quarter results, which have doubled our second quarter results due primarily to higher dayrates and rig utilization in the U.S. Gulf of Mexico. Our results also benefited from the addition of the Marine 201 and the Marine 202 to our U.S. Gulf of Mexico fleet during the third quarter 2000. Internationally, the MARINE 305 also went back to work during the third quarter under a 486-day contract."

As previously announced, Marine Drilling will host a conference call with analysts today at 10:00 am central time to discuss third quarter results. Interested parties may listen to the conference call including the question and answer session by connecting to Marine Drilling's web site at www.mardril.com. The Company suggests you connect to its' web site at least 15 minutes prior to the call to ensure adequate time for any software download that may be needed to hear the call. Starting at 1:30 p.m. central time today through midnight Friday, October 27, 2000, interested parties can access a replay of the call at 800-475-6701 using the access code 540492. A replay of the conference call will also be available on the Company's website.

Marine Drilling Companies, Inc. is an offshore drilling contractor with a fleet of 17 offshore drilling rigs and one jack-up rig currently configured as an accommodation unit located in the U.S. Gulf of Mexico and select international markets. The drilling rig fleet consists of 15 jackups and two deep-water semi-submersibles.

This press release includes statements that may be deemed to be "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities or events the company believes will or may occur in the future are forward-looking statements. Such statements are subject to a number of uncertainties and risks that are discussed in the Company's most recent Forms 10-K, 10-Q and the prospectus included in the post-effective amendment to the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission on August 14, 2000. Investors are cautioned that actual results may differ materially from those projected in the forward-looking statements.

         For online information about Marine Drilling Companies, Inc.
                            visit www.mardril.com

                                     -more-
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                       MARINE DRILLING COMPANIES, INC.
                     SUMMARY FINANCIAL AND OPERATING DATA
           (In thousands, except per share and rig operating data)
                                 (Unaudited)

                                      THREE MONTHS ENDED         NINE MONTHS ENDED
                                         SEPTEMBER 30,              SEPTEMBER 30,
                                    ----------------------     ----------------------
                                      2000          1999          2000         1999
                                    --------     ---------     ---------     --------
Revenues                            $ 72,507     $  35,263     $ 183,949     $ 70,593

Costs and Expenses:
   Contract drilling                  29,903        19,801        87,090       53,095
   Depreciation and amortization      11,192         9,622        32,892       19,113
   General and administrative          3,902         2,314        10,914        9,211
                                    --------     ---------     ---------     --------
                                      44,997        31,737       130,896       81,419
                                    --------     ---------     ---------     --------
Operating income (loss)               27,510         3,526        53,053      (10,826)
                                    --------     ---------     ---------     --------
Interest expense                      (2,825)       (2,144)       (9,221)      (2,565)
Interest income                           97           378           388          803
Other, net                               375           323         1,407          282
                                    --------     ---------     ---------     --------
Other expense, net                    (2,353)       (1,443)       (7,426)      (1,480)
                                    --------     ---------     ---------     --------
Income (loss) before income
  taxes                               25,157         2,083        45,627      (12,306)

Income tax expense (benefit)           9,559          (813)       17,338       (3,691)
                                    --------     ---------     ---------     --------
Net income (loss)                   $ 15,598     $   2,896     $  28,289     $ (8,615)
                                    ========     =========     =========     ========
Earnings (loss) per share:
   Basic                            $   0.27     $    0.05     $    0.48     $  (0.16)
   Diluted                          $   0.26     $    0.05     $    0.48     $  (0.16)
Average common shares
  outstanding:
   Basic                              58,524        57,133        58,354       54,633
   Diluted                            59,432        57,708        59,206       54,633

                                     -more-

                         MARINE DRILLING COMPANIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                     SEPTEMBER 30,  December 31,
                                                         2000          1999
                                                       --------      --------
ASSETS

  Current Assets:
      Cash and cash equivalents                        $  5,098      $  4,664
      Accounts receivable, net                           49,143        29,332
      Income tax receivable                                --          18,904
      Other                                               2,948         2,493
                                                       --------      --------
                                                         57,189        55,393

  Property and Equipment                                740,889       705,351
      Less accumulated depreciation                     129,574        97,511
                                                       --------      --------
                                                        611,315       607,840

  Other                                                   2,250         2,909
                                                       --------      --------
      Total assets                                     $670,754      $666,142
                                                       ========      ========

         LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
      Accounts payable, accrued expenses and other     $ 22,280      $ 23,917
      Employer's liability claims, current                  630           660
                                                       --------      --------
                                                         22,910        24,577

  Long-term debt                                        120,000       180,000

  Employer's liability claims, non-current and other      2,266         4,406
  Deferred income taxes                                  59,799        44,414
  Shareholders' equity                                  465,779       412,745
                                                       --------      --------
      Total Liabilities & Shareholders' Equity         $670,754      $666,142
                                                       ========      ========


                                     -more-

                         MARINE DRILLING COMPANIES, INC.
                          SELECTED SEGMENT INFORMATION
                             (Dollars in thousands)
                                   (Unaudited)

                                                                    THREE MONTHS ENDED
                                              ---------------------------------------------------------------
                                              SEPTEMBER 30,              June 30,               September 30,
                                                  2000                     2000                      1999
                                              -------------              --------               -------------
          REVENUES
Jack-up rigs:
   Gulf of Mexico                                $40,405                 $ 29,048                  $ 14,825
   International                                   3,282                      (84)                     --
                                                 -------                 --------                  --------
      Total Jack-up rigs                          43,687                   28,964                    14,825
Semisubmersible rigs                              28,820                   29,998                    20,438
                                                 -------                 --------                  --------
                                                  72,507                   58,962                    35,263
                                                 -------                 --------                  --------
 CONTRACT DRILLING EXPENSE
Jack-up rigs:
   Gulf of Mexico                                 21,151                   16,636                    13,127
   International                                   1,921                    5,886                     1,268
                                                 -------                 --------                  --------
      Total Jack-up rigs                          23,072                   22,522                    14,395
Semisubmersible rigs                               6,831                    7,045                     5,406
                                                 -------                 --------                  --------
                                                  29,903                   29,567                    19,801
                                                 -------                 --------                  --------
    RIG OPERATING MARGIN
Jack-up rigs:
   Gulf of Mexico                                 19,254                   12,412                     1,698
   International                                   1,361                   (5,970)                   (1,268)
                                                 -------                 --------                  --------
      Total Jack-up rigs                          20,615                    6,442                       430
Semisubmersible rigs                              21,989                   22,953                    15,032
                                                 -------                 --------                  --------
                                                 $42,604                 $ 29,395                  $ 15,462
                                                 =======                 ========                  ========
OPERATING DAYS/AVAILABLE DAYS
Jack-up rigs:
   Gulf of Mexico                          1,232 / 1,248            1,076 / 1,092               918 / 1,078
      International                           85 /   184              --  /   273                 0 /   246
                                           -------------            -------------            --------------
         Total Jack-up rigs                1,317 / 1,432            1,076 / 1,365               918 / 1,324
   Semisubmersible rigs                      184 /   184              182 /   182               144 /   165
                                           -------------            -------------            --------------
                                           1,501 / 1,616            1,258 / 1,547            1, 062 / 1,489
                                           =============            =============            ==============
         UTILIZATION                                  93%                      81%                       71%